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                          AMENDMENT TO EMPLOYMENT AGREEMENT

    This Amendment to Employment Agreement is made and entered into as of December 28, 1995 by and between BF ENTERPRISES, INC., a Delaware corporation ("Corporation"), and BRIAN P. BURNS ("Officer").

                                       RECITALS

    A. Officer is employed by Corporation, as Chairman of the Board of Directors and Chief Executive Officer, pursuant to an Employment Agreement dated November 30, 1992 (the "Employment Agreement").

    B.   Corporation and Officer desire to amend the Employment Agreement.

                                      AGREEMENT

    THE PARTIES AGREE AS FOLLOWS:

    1. Section 3.1 of the Employment Agreement is amended in its entirety to provide as follows:

    3.1 BASE SALARY. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a "Base Salary" at the rate of $240,000 per annum, payable in equal semi-monthly installments, commencing January 1, 1996.

    2.   This Amendment to Employment Agreement shall be effective January 1,
1996.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the day and year first above written.

                                    BF ENTERPRISES, INC.

                                    By /s/ John M. Price
                                       -----------------
                                       John M. Price
                                       Senior Vice President

                                       /s/ Brian P. Burns
                                       ------------------
                                       Brian P. Burns